Exhibit 99.1

Inphi Corporation Announces Q4 and FY 2016 Results

Reports 14% Sequential and 53% Year-over-Year Revenue Growth in Q4 (from continuing operations);

Closed ClariPhy Acquisition in Q4;

Guiding to 16% Sequential Revenue Growth in Q1 2017

SANTA CLARA, Calif., Feb. 7, 2017 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its fourth quarter ended Dec. 31, 2016. On Dec. 12, 2016, Inphi completed the acquisition of ClariPhy Communications, Inc.

GAAP Results

Revenue from continuing operations in the fourth quarter of 2016 was $80.9 million on a U.S. generally accepted accounting principles (GAAP) basis, up 14% sequentially from $70.7 million in the third quarter of 2016 and up 53% year-over-year, compared with $52.9 million in the fourth quarter of 2015. The growth in our revenue reflects the increase in consumption of Inphi linear transimpedance amplifiers, linear driver products and CMOS semiconductor-based100G physical layers (iPHY) products.

Gross margin from continuing operations under GAAP in the fourth quarter of 2016 was 67.1%, compared with 69.1% in the fourth quarter of 2015. The decrease in gross margin was primarily due to amortization of acquired intangibles, amortization of inventory step up fair value related to the acquisition of ClariPhy and change in product mix.

GAAP income from continuing operations in the fourth quarter of 2016 was $2.5 million or 3.1% of revenue from continuing operations, compared to a GAAP income from continuing operations in the fourth quarter of 2015 of $1.5 million or 2.9% of revenue from continuing operations.

GAAP net income included a tax benefit of $16.6 million driven primarily by the $16.7 million release of valuation allowance triggered by the establishment of deferred tax liabilities associated with the step up to fair value of assets acquired in the acquisition. GAAP net income from continuing operations for the fourth quarter of 2016 was then $19.1 million, or $0.42 per diluted common share, compared with GAAP net loss from continuing operations of $2.2 million, or ($0.06) per diluted common share, in the fourth quarter of 2015.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share from continuing operations in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share from continuing operations, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Non-GAAP Results

Gross margin from continuing operations on a non-GAAP basis in the fourth quarter of 2016 was 73.3%, compared to 75.9% in the fourth quarter of 2015. The decrease was largely due to change in product mix.

Non-GAAP income from continuing operations in the fourth quarter of 2016 was $23.4 million, or 28.9% of revenue from continuing operations, compared with $13.1 million, or 24.8% of revenue from continuing operations in the fourth quarter of 2015.

Non-GAAP net income from continuing operations in the fourth quarter of 2016 was $20.8 million, or $0.47 per diluted common share. This compares with non-GAAP net income from continuing operations of $12.7 million, or $0.30 per diluted common share in the fourth quarter of 2015.

“Reporting 53% year-over-year revenue growth in Q4 of 2016 and strong gross margins reflect the strength of Inphi products in addressing the growing demand for optical components in worldwide communications networks,” said Ford Tamer, president and CEO of Inphi Corporation. “We’re also excited about the prospects of ramping ColorZ products into production and now being able to offer a more complete optical platform solution thanks to the acquisition of ClariPhy. With new products available for a market that continues to grow, 2017 holds great promise for another year of strong growth and opportunity for Inphi.”

Full Year 2016 Results

Revenue from continuing operations in the year ended Dec. 31, 2016 was $266.3 million, compared with $192.7 million in the year ended Dec. 31, 2015. GAAP net income from continuing operations in the year ended Dec. 31, 2016 was $26.5 million, or $0.60 per diluted share, on approximately 44.1 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $16.0 million, or ($0.41) per diluted share, on approximately 38.6 million diluted weighted average common shares outstanding in the year ended Dec. 31, 2015.

Non-GAAP net income from continuing operations in the year ended Dec. 31, 2016 was $66.5 million, or $1.51 per diluted weighted average common share outstanding, on approximately 44.0 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $38.8 million from continuing operations in the year ended Dec. 31, 2015, or $0.93 per diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the company’s current expectations for the first quarter of 2017. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue from continuing operations is expected to increase 14.3% to 16.8% sequentially in Q1 2017, in the range of $92.5 million to $94.5 million.
●	GAAP based gross margin is expected to be 53.4% - 54.7%.
●	Non-GAAP gross margin is expected to be approximately 72.5% to 73.1%.
●	Stock-based compensation expense is expected to be in the range of $9.7 million to $9.9 million.
●	GAAP results are expected to be in a range between a net loss of $10.0 million to net loss of $11.2 million, or ($0.24) – ($0.27) per diluted share, on 41.5 million estimated basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles and inventory step up fair value related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $19.2 million to $20.2 million, or $0.43- $0.45 per diluted share, on 44.9 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the fourth quarter 2016 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 57791159. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter of 2016 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2017, including with respect to the first quarter of 2017, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations and belief regarding continued growth in the first quarter of 2017 and for the year, the Company’s expectations for increased consumption and production of their products, the growing demand for the Company’s products, features and benefits of the Company’s solutions; the prospects of ColorZ and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$80,912	$52,874	$266,277	$192,710
Cost of revenue	26,623	16,358	85,581	72,694

Gross margin	54,289	36,516	180,696	120,016

Operating expenses:
Research and development	30,808	24,182	108,013	87,774
Sales and marketing	8,252	5,443	26,534	21,462
General and administrative	6,765	4,690	21,201	20,322

Total operating expenses	45,825	34,315	155,748	129,558

Income (loss) from operations	8,464	2,201	24,948	(9,542)

Interest expense, net of other income	(5,958)	(662)	(13,492)	(562)

Income (loss) from continuing operations before income taxes	2,506	1,539	11,456	(10,104)
Provision (benefit) for income taxes	(16,558)	3,765	(15,057)	5,857

Net income (loss) from continuing operations	19,064	(2,226)	26,513	(15,961)
Net income (loss) from discontinued operations, including gain on disposal, net of tax	69	(515)	72,943	2,410
Net income (loss)	$19,133	$(2,741)	$99,456	$(13,551)

Earnings per share:
Basic
Net income (loss) from continuing operations	$0.46	$(0.06)	$0.65	$(0.41)
Net income (loss) from discontinued operations	-	(0.01)	1.80	0.06
	$0.46	$(0.07)	$2.45	$(0.35)
Diluted
Net income (loss) from continuing operations	$0.42	$(0.06)	$0.60	$(0.41)
Net income (loss) from discontinued operations	-	(0.01)	1.65	0.06
	$0.42	$(0.07)	$2.25	$(0.35)

Weighted-average shares used in computing earnings per share:
Basic	41,226,267	39,282,112	40,565,433	38,580,330
Diluted	44,910,456	39,282,112	44,124,881	38,580,330

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$506	$364	$1,796	$1,359
Research and development	4,942	3,589	17,390	13,268
Sales and marketing	1,379	789	4,405	3,213
General and administrative	1,293	1,438	4,407	5,473
Discontinued operations	(130)	1,241	2,194	4,980
	$7,990	$7,421	$30,192	$28,293

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$144,867	$283,044
Short-term investments in marketable securities	249,476	43,616
Accounts receivable, net	49,999	30,418
Inventories	32,039	12,628
Prepaid expenses and other current assets	23,139	3,901
Current assets held for sale	-	5,268
Total current assets	499,520	378,875

Property and equipment, net	44,471	33,624
Goodwill	97,704	8,440
Identifiable intangible assets (1)	327,063	66,289
Other noncurrent assets	14,464	14,448
Noncurrent assets held for sale	-	3,370
Total assets	$983,222	$505,046

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$14,039	$5,851
Deferred revenue	3,630	4,654
Accrued expenses and other current liabilities	48,601	17,983
Current liabilities held for sale	-	5,490

Total current liabilities	66,270	33,978

Convertible debt	396,857	171,701
Other liabilities	57,571	8,697
Total liabilities	520,698	214,376

Stockholders’ equity:
Common stock	41	39
Additional paid-in capital	459,928	392,616
Retained earnings (accumulated deficit) (2)	1,976	(102,741)
Accumulated other comprehensive income	579	756
Total stockholders’ equity	462,524	290,670

Total liabilities and stockholders’ equity	$983,222	$505,046

(1)	The identifiable intangible assets in 2016 include the acquired intangibles from ClariPhy acquisition and the effect of adoption of ASU 2015-05.
(2)	The retained earnings in 2016 includes the cumulative effect of accounting change of $5,261.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, non-cash interest expense related to convertible debt, indirect expenses associated with discontinued operations and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015

GAAP revenue to Non-GAAP revenue
GAAP revenue	$80,912		$52,874		$266,277		$192,710
Cortina revenue lost due to purchase accounting	-		-		-		408	(a)
Non-GAAP revenue	$80,912		$52,874		$266,277		$193,118

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$54,289		$36,516		$180,696		$120,016
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		-		303	(a)
Stock-based compensation	506	(b)	364	(b)	1,796	(b)	1,359	(b)
Acquisition related expenses	-		31	(c)	47	(c)	230	(c)
Amortization of inventory step-up	851	(d)	337	(d)	1,092	(d)	7,913	(d)
Amortization of intangibles	3,598	(e)	2,875	(e)	12,223	(e)	11,498	(e)
Depreciation on step-up values of fixed assets	25	(f)	26	(f)	98	(f)	175	(f)
Non-GAAP gross margin	$59,269		$40,149		$195,952		$141,494

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$30,808		$24,182		$108,013		$87,774
Adjustments to GAAP research and development:
Stock-based compensation	(4,942	)(b)	(3,589	)(b)	(17,390	)(b)	(13,268	)(b)
Acquisition related expenses	-		(286	)(c)	(372	)(c)	(1,359	)(c)
Depreciation on step-up values of fixed assets	(18	)(f)	(43	)(f)	(192	)(f)	(181	)(f)
Impairment of in-process research and development	-		-		-		(1,750	)(g)
Indirect expenses associated with discontinued operations	-		(816	)(h)	(1,904	)(h)	(3,264	)(h)
Non-GAAP research and development	$25,848		$19,448		$88,155		$67,952

GAAP sales and marketing	$8,252		$5,443		$26,534		$21,462
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,379	)(b)	(789	)(b)	(4,405	)(b)	(3,213	)(b)
Acquisition related expenses	-		(95	)(c)	(193	)(c)	(557	)(c)
Amortization of intangibles	(595	)(e)	(205	)(e)	(1,207	)(e)	(817	)(e)
Depreciation on step-up values of fixed assets	(30	)(f)	(17	)(f)	(102	)(f)	(78	)(f)
Non-GAAP sales and marketing	$6,248		$4,337		$20,627		$16,797

GAAP general and administrative	$6,765		$4,690		$21,201		$20,322
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,293	)(b)	(1,438	)(b)	(4,407	)(b)	(5,473	)(b)
Acquisition related expenses	(1,626	)(c)	(28	)(c)	(1,663	)(c)	(743	)(c)
Amortization of intangibles	(58	)(e)	(46	)(e)	(196	)(e)	(184	)(e)
Depreciation on step-up values of fixed assets	(11	)(f)	-		(26	)(f)	2	(f)
Loss on disposal of Cortina property and equipment at fair value	-		-		-		(508	)(i)
Non-GAAP general and administrative	$3,777		$3,178		$14,909		$13,416

Non-GAAP total operating expenses	$35,873		$26,963		$123,691		$98,165

GAAP net income (loss) from continuing operations to Non-GAAP net income from continuing operations
GAAP net income (loss) from continuing operations	$19,064		$(2,226)		$26,513		$(15,961)
Adjusting items to GAAP net income (loss) from continuing operations:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		-		303	(a)
Operating expenses related to stock-based compensation expense	8,120	(b)	6,180	(b)	27,998	(b)	23,313	(b)
Acquisition related expenses	1,626	(c)	440	(c)	2,275	(c)	2,889	(c)
Amortization of inventory fair value step-up	851	(d)	337	(d)	1,092	(d)	7,913	(d)
Amortization of intangibles related to purchase price	4,251	(e)	3,126	(e)	13,626	(e)	12,499	(e)
Depreciation on step-up values of fixed assets	84	(f)	86	(f)	418	(f)	432	(f)
Impairment of in-process research and development	-		-		-		1,750	(g)
Indirect expenses associated with discontinued operations	-	(h)	816	(h)	1,904	(h)	3,264	(h)
Loss on disposal of Cortina property and equipment at fair value	-		-		-		508	(i)
Accretion and amortization expense on convertible debt	5,920	(j)	592	(j)	14,156	(j)	592	(j)
Gain on sale of cost method investment	-		-		(1,138	)(k)	-
Valuation allowance and tax effect of the adjustments from GAAP to non-GAAP	(19,158	)(l)	3,335	(l)	(20,390	)(l)	1,274	(l)
Non-GAAP net income from continuing operations	$20,758		$12,686		$66,454		$38,776

Shares used in computing non-GAAP basic earnings per share	41,226,267		39,282,112		40,565,433		38,580,330

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	44,910,456		42,246,379		44,124,881		41,525,023
Offsetting shares from call option	(369,196)		-		(92,299)		-
Shares used in computing non-GAAP diluted earnings per share	44,541,260		42,246,379		44,032,582		41,525,023

Non-GAAP earnings per share continuing operations:
Basic	$0.50		$0.32		$1.64		$1.01
Diluted	$0.47		$0.30		$1.51		$0.93

GAAP gross margin from continuing operations as a % of revenue	67.1%		69.1%		67.9%		62.1%
Stock-based compensation	0.6%		0.7%		0.7%		0.7%
Amortization of inventory fair value step-up and intangibles, Cortina revenue lost due to purchase accounting and others	5.6%		6.1%		5.0%		10.5%
Non-GAAP gross margin from continuing operations as a % of revenue	73.3%		75.9%		73.6%		73.3%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to acquisitions. The transition costs also include short-term cash retention bonus payments to Cortina employees that were part of the purchase agreement when the Company acquired Cortina. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the impairment of in-process research and development from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects indirect expenses which includes engineering software tools and lease expenses associated with discontinued operations. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its continuing operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the gain on sale of cost method investment. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(l)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FIRST QUARTER 2017 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending March 31, 2017
	High	Low
Estimated GAAP net loss from continuing operations	$(10,000)	$(11,200)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	9,900	9,700
Amortization of intangibles and fair value step up on acquired inventories	16,700	17,000
Other acquisition and transition related expenses	1,300	1,500
Amortization of convertible debt interest cost	5,895	5,895
Tax effect of GAAP to non-GAAP adjustments	(3,600)	(3,700)
Estimated non-GAAP net income from continuing operations	$20,195	$19,195

Shares used in computing estimated non-GAAP diluted earnings per share	44,900,000	44,900,000

Estimated non-GAAP diluted earnings per share	$0.45	$0.43

Revenue from continuing operations	$94,500	$92,500

GAAP gross margin from continuing operations	$51,730	$49,413
as a % of revenue	54.7%	53.4%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	650	650
Inventory Step Up	6,700	7,000
Amortization of intangibles	10,000	10,000
Estimated non-GAAP gross margin	$69,080	$67,063
as a % of revenue	73.1%	72.5%